Exhibit 4(b)

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of August 3, 2009, among Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company, and TCEH Finance, Inc., a Delaware corporation (collectively, the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an Indenture, dated as of October 31, 2007, as supplemented by the Supplemental Indenture, dated as of December 6, 2007 (collectively, the “Indenture”), providing for the issuance of 10.25% Senior Notes due 2015 (the “Senior Cash Pay Notes”), 10.25% Senior Notes due 2015, Series B (the “Senior Cash Pay Notes, Series B”) and 10.50%/11.25% Senior Toggle Notes due 2016 (together with any increases in the aggregate principal amount thereof, or any Related PIK Notes with respect thereto, in each case in connection with any PIK Payment with respect thereto, and together with the Senior Cash Pay Notes and the Senior Cash Pay Notes, Series B, the “Senior Notes”);

WHEREAS, Section 9.01(11) of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, at any time after the Issue Date, without the consent of any Holder to conform the text of the Indenture to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT TO THE INDENTURE. Section 9.02 of the Indenture is amended by deleting the text of clause (2) in its entirety and inserting in lieu thereof the following text:

“(2) reduce the principal of or change the fixed final maturity of any such Senior Note or alter or waive the provisions with respect to the redemption of such Senior Notes (other than provisions relating to Section 3.09, Section 4.10 and Section 4.14 hereof);”.

3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. FULL FORCE AND EFFECT. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors, the Trustee and every Holder of Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

5. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

6. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

7. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

8. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Senior Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Senior Notes.

9. SUCCESSORS. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer and the Guarantors.

11. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

12. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

13. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ PAUL M. KEGLEVIC
Name: Paul M. Keglevic
Title: Executive Vice President and CFO

TCEH FINANCE, INC.

By:	/s/ PAUL M. KEGLEVIC
Name: Paul M. Keglevic
Title: Executive Vice President and CFO

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ L. J. O’BRIEN
Name: Laurence J. O’Brien
Title: Vice President

BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
COLLIN POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
DFW MIDSTREAM SERVICES LLC
ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC

[Signature Page to Second Supplemental Indenture]

LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY
LUMINANT MINING COMPANY LLC
LUMINANT MINING SERVICES COMPANY
LUMINANT POWER SERVICES COMPANY
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU CHILLED WATER SOLUTIONS COMPANY
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY RETAIL MANAGEMENT COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
TXU SESCO COMPANY LLC
TXU SESCO ENERGY SERVICES COMPANY
VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC
WICHITA/VICTORY AVE., LLC

By:	/s/ STANLEY J, SZLAUDERBACH
Name: Stanley J. Szlauderbach
Title: Senior Vice President

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